Exhibit 2

PRIVATE PLACEMENT SUBSCRIPTION
FOR NON U.S. SUBSCRIBERS

URBAN BARNS FOODS INC.
OTC.QB URBF

PRIVATE PLACEMENT

INSTRUCTIONS TO SUBSCRIBER:

1.	COMPLETE the information on pages 2-3 and pages 7-9 of this Subscription Agreement, and Exhibit A, if applicable.

2.	SCAN & EMAIL a copy of pages 2-3 and pages 7-9 of this Subscription Agreement, and Exhibit A, if applicable.

Purchasers wishing to subscribe to the Offering are required to:

●	Execute and deliver this Subscription Agreement; and
●	In respect of each subscription, payment of the Aggregate Subscription Price, either by

-	a certified cheque or bank draft payable to “Urban Barns Foods Inc.” and dated as of the date of the subscription in US FUNDS

-	or a wire transfer in US FUNDS.

All subscriptions and documents should be sent to Urban Barns Foods Inc. at the following address:
Suite #234, 10601 Southport Road SW,
Calgary, Alberta, T2W 3M6
Attention: Dan Meikleham

URBAN BARNS FOODS INC.
PRIVATE PLACEMENT
SUBSCRIPTION AGREEMENT

TO:  URBAN BARNS FOODS INC. (the "Company")
Suite #234, 10601 Southport Road SW,
Calgary, Alberta, T2W 3M6

EXECUTED by the Subscriber this _______ day of September, 2013.  By executing this Subscription Agreement, the Subscriber certifies that the Subscriber and any beneficial purchaser for whom the Subscriber is acting, is resident in the jurisdiction shown as the "Subscriber’s Address". The Subscriber Address will be accepted by the Company as a representative as to the address of residency for the Subscriber.  In addition to this face page, the Subscriber must also complete pages 7-9 of this Subscription Agreement and Exhibit A attached hereto, if applicable.

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Company (the "Shares") set forth below for the aggregate subscription price set forth below (the "Aggregate Subscription Price"), representing a subscription price of US$0.0148 per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of Urban Barns Foods Inc."

___________________________________________________
(Name of Subscriber - please print)

By: ________________________________________________
      (Authorized Signature)

___________________________________________________
(Official Capacity or Title - please print)

___________________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

___________________________________________________
(Subscriber's Address)

___________________________________________________
(City, Province, Postal Code)

___________________________________________________
(Telephone Number)

___________________________________________________
(E-Mail Address)

___________________________________________________

By executing this Subscription Agreement, you are consenting to the collection, use and disclosure of personal information in the manner described in the privacy notices in paragraphs 11.1 and
11.2 of this Subscription Agreement.
___________________________________________________

# of Common Shares___________________________________________________

Aggregate Subscription Price:  US$ ___________________________________________________

Disclosed Beneficial Principal Information:

If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal in reliance upon the accredited investor exemption pursuant to NI 45-106 (as defined herein) by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation as the case may be or, (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45-106, complete the following and ensure that Exhibit A is completed in respect of such principal (a "Disclosed Beneficial Principal"):

___________________________________________________
(Name of Disclosed Beneficial Principal)

___________________________________________________
(Disclosed Beneficial Principal's Address)

___________________________________________________
(Disclosed Beneficial Principal's Telephone Number)

___________________________________________________
(Disclosed Beneficial Principal's E-Mail Address)

 Register the Common Shares as set forth below:

___________________________________________________
(Name)

___________________________________________________
(Account reference, if applicable)

___________________________________________________
(Address)

___________________________________________________
(City, Province, Postal Code)
Deliver the Common Shares as set forth below:

___________________________________________________
(Name)

___________________________________________________
(Account reference, if applicable)

___________________________________________________
(Contact Name)

___________________________________________________
(Address)

___________________________________________________
(City, Province, Postal Code)

By signing this acceptance, the Company agrees to be bound by all representations, warranties, covenants and agreements on pages 4-23 hereof.

ACCEPTED this _______ day of    ________________, 2013.
URBAN BARNS FOODS INC.

__________________________________
Per: Dan Meikleham, Chief Financial Officer

Please indicate which option you would prefer:

o
Receive the share Certificate and hold for 6 months and return to the company and we will have our securities lawyer issue an opinion letter to the Transfer agent to re-issue as free trading stock certificate (no cost to the investor)

o
Receive the share Certificate and give to your broker to hold for 6 months and they will have their securities lawyer issue an opinion letter to the Transfer agent to re-issue as free trading stock certificate (cost to the investor)

o
Request the company to hold the share Certificate and hold for 6 months and the company will have our securities lawyer issue an opinion letter to the Transfer agent to re-issue as free trading stock certificate and the company will send the certificate directly to the investor or to their broker (no cost to the investor).

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PRIVATE PLACEMENT SUBSCRIPTION
(Non U.S. Subscribers Only)

TO:      URBAN BARNS FOODS INC. (the "Company")
Suite #234, 10601 Southport Road SW,
Calgary, Alberta, T2W 3M6

Purchase of Shares

1.	SUBSCRIPTION

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Company (the "Shares" or "Securities") as set out on the cover page of this Subscription Agreement at a price equal to US .0148 cents per Share (such subscription and agreement to purchase being the "Subscription"), for the total subscription price of US $ (the "Subscription Proceeds"), which Subscription Proceeds shall be provided to the Company on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2 The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares.  Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company.

1.3 Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

2. PAYMENT

2.1 The Subscription Proceeds shall be payable to “Urban Barns Foods, Inc.” by wire transfer according to the wire transfer instructions provided by the Company or its agent to the Subscriber.

2.2 The Subscriber must complete, sign and return to the Company an executed copy of pages 2-3 and pages 7-9 of this Subscription Agreement and attached Exhibit A, if applicable.

2.3 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

2.4 If this Subscription Agreement is rejected by the Company, this subscription and all monies tendered herewith shall be returned forthwith to the Subscriber, without interest or deduction.

3.	CLOSING

3.1 Closing of the purchase and sale of the Shares pursuant to this Subscription Agreement shall occur as subscriptions are received by the Company (the "Closing Date").  On receipt of the Subscription Agreement and the Subscription Proceeds the Company will deliver to the Subscriber the share certificates representing the purchased Shares, in accordance with the instructions on pages 2-3 of this Subscription Agreement.

4. ACKNOWLEDGEMENTS OF SUBSCRIBER

4.1 The Subscriber acknowledges and agrees that:

(a)
none of the Securities have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state and provincial securities laws;

(b)
the Company will refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c)
the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company available on the website of the United States Securities and Exchange Commission (the "SEC") available at www.sec.gov (the "Company Information");

(d)
the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to review the Company Information and to ask questions of and receive answers from the Company regarding the Offering (as defined herein), and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any other document provided to the Subscriber;

(e)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

(f)
the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;

(g)
the Subscriber will indemnify and hold harmless the Company and its directors from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Subscriber contained herein, or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(h)
the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(i)
the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to the applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(j)
the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(k)
the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(l)
the Company has advised the Subscriber that, if the Subscriber is a Canadian resident, the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided, including statutory rights of rescission or damages, may not be available to the Subscriber;

(m)
no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange, except that certain market makers currently maintain a market for the Company’s shares of common stock on the over-the-counter bulletin board in the United States (the "OTC Bulletin Board");

(n)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

(o)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators or provincial securities regulatory authorities;

(p)	there is no government or other insurance covering any of the Securities;

(q)
this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason;

(r)	the Shares subscribed for by it hereunder form part of a larger issuance and sale by the Company of up to 67,567,567 Shares at an issue price of $0.0148 per Share (the "Offering");

(s)	there are risks associated with the purchase of the Shares, which securities are a speculative investment that involves a high degree of risk of loss of the Subscriber's entire investment;

(t)
the Company may complete additional financings in the future in order to develop the proposed business of the Company and to fund its ongoing development. There is no assurance that such financings will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on existing shareholders, including the Subscriber (if this subscription is accepted and the Shares are issued to the Subscriber). If such future financings are not available, the Company may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture; and

(u)
the Subscriber is capable of assessing the proposed investment as a result of the Subscriber's financial experience or as a result of advice received from a registered person other than the Company or any affiliates thereof.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

5.1 The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting hereunder) hereby represents, warrants and covenants to the Company and its counsel (and acknowledges that the Company and its counsel, are relying thereon) both at the date hereof and at the Closing Date that:

(a)
the Subscriber it has been independently advised as to the restrictions with respect to trading in the Shares imposed by applicable securities legislation in the jurisdiction in which it resides or to which it is otherwise subject, it confirms that no representation (written or oral) has been made to it by or on behalf of the Company with respect thereto, it acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it will not be able to resell the Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until the expiration of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that the certificates representing the Shares will bear a legend indicating that the resale of such securities is restricted and it further acknowledges that it should consult its own legal counsel in its jurisdiction of residence or to which it is otherwise subject for full particulars of applicable resale restrictions and that it is the Subscriber's responsibility to comply with such restrictions before selling the Shares;

(b)
the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Shares and that the decision to enter into the Subscription Agreement and purchase the Shares has not been based upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company except as set forth herein;

(c)
the Subscriber has not become aware of nor has it purchased the Shares as a result of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the Company or the distribution of the Shares;

(d)
unless the Subscriber is purchasing under subparagraph 5.1(e), the Subscriber is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the "Subscriber's Address" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)
it is a Person resident in or otherwise subject to applicable securities laws of a jurisdiction other than Saskatchewan or Ontario and it is one of the following (please initial beside applicable category):

_______	(A)
a director, executive officer or "control person" (as defined in National Instrument 45 -106 "Prospectus and Registration Exemptions" ("NI 45-106") of the Canadian Securities Administrators) of the Company, or of an affiliate (as defined in NI 45-106) of the Company; or

_______	(B)	a spouse, parent, grandparent, brother, sister or child of any person referred to in subparagraph (A) above; or
_______	(C)	a parent, grandparent, brother, sister or child of the spouse of any person referred to in subparagraph (A) above; or
_______	(D)
a "close personal friend" of any person referred to in subparagraph (A) above, and, if requested by the Company or its counsel, will provide a signed statement describing the relationship with any such person; or

_______	(E)
a "close business associate" of any person referred to in subparagraph (A) above and, if requested by the Company or its counsel, will provide a signed statement describing the relationship with any such person; or

_______	(F)
an individual, corporation, partnership, trust, fund, association, syndicate, organization or other organized group of persons, whether incorporated or not, or an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative (each a "Person" and collectively, "Persons") who, acting alone, in conjunction, or in concert with one or more other Persons, directly or indirectly, took the initiative in founding, organizing or substantially reorganizing the business of the Company and, as of the Closing Date, is actively involved in the business of the Company (a "Founder") or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a Founder of the Company, and, if requested by the Company or its counsel, will provide a signed statement describing the relationship with any such Founder; or

_______	(G)	a parent, grandparent, brother, sister or child of a spouse of a Founder of the Company; or
_______	(H)	a Person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or
_______	(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in subparagraphs (A) through (G) above; or

(ii)	it is resident in or otherwise subject to the applicable securities legislation of Ontario and it is one of the following (please initial):

_______	(A)	a founder of the Company; or
_______	(B)	an affiliate of a founder of the Company;
_______	(C)	a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Company; or
_______	(D)	a person that is a control person of the Company; or

(iii)	it is (please initial beside applicable category):

_______	(A)	an employee of the Company; or
_______	(B)
an executive officer of the Company (being an individual who is (I) a chair, vice-chair or president, (II) a vice-president in charge of a principal business unit, division or function including sales, finance or production, (III) an officer of the Company or any of its subsidiaries and who performs a policy-making function in respect of the Company, or (IV) performing a policy-making function in respect of the Company); or

_______	(C)	a director of the Company; or
_______	(D)
a consultant of the Company (being a Person, other than an employee, executive officer, or director of the Company or of a related entity of the Company, that (I) is engaged to provide services to the Company or a related entity of the Company, other than services provided in relation to a distribution, (II) provides the services under a written contract with the Company or a related entity of the Company, and (III) spends or will spend a significant amount of time and attention on the affairs and business of the Company or related entity of the Company; and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner); or

_______	(E)	an employee, executive officer, director or consultant of a related entity of the Company; or
_______	(F)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of, any person referred to in subparagraphs (A) through (E) above; or
_______	(G)	a holding entity (being a Person that is controlled by an individual) of any person referred to in subparagraphs (A) through (E) above; or

_______	(H)	an RRSP or a RRIF of any person referred to in subparagraphs (A) through (E) above; or
_______	(I)
a spouse of any person referred to in subparagraphs (A) through (E) above (a "spouse" being an individual who (I) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (II) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (III) in Alberta only, is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta)); or

_______	(J)	(J) a trustee, custodian, or administrator acting on behalf of, or for the benefit of, the spouse of any person referred to in subparagraphs (A) through (E) above; or
_______	(K)	(K) a holding entity of the spouse of any person referred to in subparagraphs (A) through (E) above; or
_______	(L)	(L) an RRSP or a RRIF of the spouse of any person referred to in subparagraphs (A) through (E) above;

(iv)
it is resident in or otherwise subject to the applicable securities laws of a Province of Canada, it is an "accredited investor", as such term is defined in NI 45-106, it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106 and has initialed in Exhibit A to this Subscription Agreement indicating that the Subscriber satisfies one of the categories of "accredited investor" set forth in such definition;

(e)
if it is not purchasing the Shares as a principal under subparagraph 5.1(d) hereof, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser for whom it is acting, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Shares for whom it may be acting, it and each beneficial purchaser is resident in or otherwise subject to the jurisdiction set out as the "Subscriber's Address" and "Principal's Address", respectively, on the face page hereof, and each beneficial purchaser complies with subparagraph 5.1(d) hereof by virtue of its place of residence or by virtue of the securities laws of such place being applicable to the Subscriber or it is acting as agent for one or more Disclosed Beneficial Principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Shares, and each of such principals complies with subparagraph 5.1(d) hereof as are applicable to it;

(f)
if it or any beneficial purchaser for whom it is acting is a resident of or otherwise subject to applicable securities laws of any jurisdiction referred to in the preceding paragraphs 5.1(d) or 5.1(e ) but is not purchasing thereunder, it is purchasing pursuant to an exemption from prospectus requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation and shall deliver to the Company such further particulars of the exemption(s) and the Subscriber's qualifications thereunder as the Company or its counsel may request; and

(g)
the Subscriber (i) is not a U.S. Person (as defined in Rule 902 of Regulation S ("Regulation S") under the United States Securities Act of 1933 (the "U.S. Act "), which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States or any estate or trust of which any executor, administrator or trustee is a U.S. Person; (ii) is not purchasing any of the Shares for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Investor set forth herein below; and (iii) was not offered any Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement;

(h)
No U.S. beneficial interest: no U.S. Person, either directly or indirectly, has any beneficial interest in any of the Shares acquired by the Subscriber hereunder, nor does the Subscriber have any agreement or understanding (written or oral) with any U.S. Person respecting:

(i)	the transfer or any assignment of any rights or interest in any of the Shares;

(ii)	the division of profits, losses, fees, commissions or any financial stake in connection with this subscription; or

(iii)	the voting of the Shares;

(i)	the Subscriber is resident in the jurisdiction set out on page 2 of this Subscription Agreement;

(j)	the Subscriber:

(i)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares,

(ii)
is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)
acknowledges that the applicable securities laws of the authorities in the International Jurisdiction may not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities, and

(iv)	represents and warrants that the acquisition of the Shares by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.	any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(k)	the Subscriber is outside the United States when receiving and executing this Subscription Agreement;

(l)
the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(m)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(n)
the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(o)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(p)
in the case of a subscription by the Subscriber for Shares acting as agent for a disclosed principal, it is duly authorized to enter into, execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such principal which is purchasing for its own account, not for the benefit of any other person and not with a view to resale or distribution of any of the Shares;

(q)	the Subscriber has received and carefully read this Subscription Agreement;

(r)
the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(s)	the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(t)
the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(u)
the Subscriber is not an underwriter of, or dealer in, the shares of the Company's common stock, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(v)
the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Securities and the Company;

(w)
if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(x)	the Subscriber acknowledges that the Company's counsel is acting as counsel to the Company, and not as counsel to the Subscriber;

(y)
the Subscriber understands, acknowledges and is aware that the Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements under applicable securities legislation as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence: (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(z)
the Subscriber has not been created solely or primarily to use exemptions from the registration and prospectus requirements under applicable securities laws and has a pre-existing purpose other than the use of such exemptions;

(aa)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system. The Shares are currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers;

(bb)
the Subscriber acknowledges and agrees that the Company shall not consider the Subscriber's Subscription for acceptance unless the Subscriber provides to the Company, along with an executed copy of this Subscription Agreement and such other supporting documentation that the Company or its legal counsel may request to establish the Subscriber's qualification as a qualified investor; and

(cc)
the Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLTFA") and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Company if the Subscriber discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

5.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of the Subscription Agreement includes any person resident in the United States.

6.	ACKNOWLEDGEMENT AND WAIVER

6.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the Company Information.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

7.	REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

7.1 The Subscriber acknowledges that the acknowledgements, representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements representations and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8.	COMPANY REPRESENTATIONS

8.1 The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

8.2 The Company is a reporting issuer under the 1934 Act, and at the Closing Date, the Company has filed all documents that it is required to file under the provisions of the 1934 Act during a period of at least one year prior to the date hereof (the "SEC Reports").

8.3 As of their respective filing dates, each of the Company’s SEC Filings (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after July 31, 2012 (the current Year End Filing) (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since that time.

8.4 Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, the normal year-end adjustments which were not or are not expected to be material in amount.  To the Company’s knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act.  As used herein, the words "knowledge of the Company" (or any substantially similar phrase) means the active knowledge (with reasonable investigation) of the executive officers of the Company.

8.5 The following are all of the Company’s subsidiaries:

Name of Company Subsidiary	Jurisdiction of Incorporation
Urban Barns Foods Canada Inc.	Registered under the Canada Business Corporations Act
Non Industrial Manufacture Inc.	Registered under the Alberta Business Corporations Act

Each the Company’s subsidiaries are corporations duly incorporated and in good standing under the laws their respective incorporating jurisdictions, and have the requisite corporate power and authority to conduct their respective businesses as currently conducted.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights.

8.6 The Company and each of its subsidiaries has obtained all certificates, authorizations, permits or licenses necessary to conduct the business now owned or operated by it and the Company has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavourable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company (on a consolidated basis).

8.7 The authorized capital of the Company consists of 525,000,000 shares of common stock, par value $0.001 per share, of which there are 153,546,396 outstanding on the Closing Date immediately prior to the issuance of Shares under this Subscription Agreement.

8.8 The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Subscription Agreement.  The execution and delivery by the Company of the Subscription Agreement have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Subscription Agreement constitutes, or will when duly authorized, executed and delivered by all parties thereto other than the Company constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, (iii) rights of indemnity, contribution and the waiver of contribution provided for herein, and any provisions exculpating a party from a liability or duty otherwise owed by it, may be limited under applicable law, and (iv) the enforceability of provisions in any Transaction Document which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Transaction Document would be determined only in the discretion of the court.

8.9 As of the Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Company or the Company’s subsidiaries, with the exception of the following, namely : 1) the current contemplated transaction in Dubai where Profound Investments has agreed to purchase $200,000 USD in common shares of URBF at .05 cents per share totalling 4 million shares and 2) the Company’s current option plan which consists of 25 million authorized and approximately 20 million issued and outstanding at .10 cents per common share.

8.10 The Company or a subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Company or a subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Company (on a consolidated basis) or its properties, business or assets.

8.11 Each SEC Report containing financial statements that has been filed with or submitted to the SEC since enactment of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act; at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder to the knowledge of the Company; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

8.12 The Company and each of its subsidiaries has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

8.13 The Company and each of its subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any subsidiary and there are no audits known by the Company's management to be pending of the tax returns of the Company or any subsidiary (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

8.14 No taxation authority has asserted or, to the best of the Company's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or each of its subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

8.15 The Company and its subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.16 The Company is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company and its subsidiaries, considered as a whole.

8.17 To the Company’s knowledge: (i) the operations carried on by the Company are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits; (ii) none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment; (iii) except in material compliance with applicable environmental laws, none of the premises currently occupied by the Company has at any time been used by the Company or by any other occupier, as a waste storage or waste disposal site or to operate a waste management business; (iv) the Company has no material contingent liability in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Company or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws; (v) neither the Company nor any occupier of the premises currently occupied by the Company, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state or municipal legislation) on any of the premises currently occupied by the Company in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health; and (vi) no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Company or its subsidiaries’ properties in  material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health.  For the purposes of this subparagraph, "Hazardous Material" means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.

8.18 The issue and sale of the Securities by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party.

8.19 There are no actions, suits, proceedings or inquiries pending or to the Company's knowledge threatened against or affecting the Company or any of its subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Company (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Securities.

8.20 The Common Shares are currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers.  No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Company’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

8.21 The assets of the Company and its businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company has not failed to promptly give any notice or present any material claim thereunder.

8.22 There are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company with unconsolidated entities or other persons that could reasonably be expected to have a material adverse effect on the Company on a consolidated basis.

8.23 To the knowledge of the Company, there is no legislation or any other action undertaken by any federal, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may materially adversely affect the business, operations, assets, liabilities, ownership, management, securities, capital, prospects or condition (financial or otherwise) of the Company.

8.24 The Company has no obligation or liability, contingent or otherwise, for brokerage fees, finder’s fees, commissions or other forms of compensation with respect to the Offering, except for $79,999 US Dollars payable to Optimize Inc. in addition to providing Optimize Inc., for no further consideration, 2,027,027 warrants with the option to purchase one common share of the Company for every warrant held at $0.07 per share. The warrants will also include piggyback registration rights, and will have a term of earlier of three years from the closing date of the Closing Date.

8.25 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent acting on the authority of the Company or any of its subsidiaries, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law including Corruption of Foreign Public Officials Act (Canada), or made any payment to any foreign or Canadian governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or permitted by applicable laws.

8.26 Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds received, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

8.27 No trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the “Intellectual Property”) necessary for the business of the Company conflict with or infringe the valid rights of others and the lack of which reasonably could be expected to result, either individually or in the aggregate, in any material adverse effect on the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Company, and the Company has not received any notice of infringement upon or conflict with the rights of others.  The Company has a valuable body of trade secrets, including know-how, concepts, and other technical data (the “Proprietary Information”) for the development, manufacture and sale of its products.  To the best of its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company.  The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

8.28 The Company agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Paragraph, include the Subscriber and its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained in this Subscription Agreement, provided that the amount of such indemnification shall be limited to the Subscription Proceeds paid by the Subscriber.  The Company undertakes to notify the Subscriber immediately of any change in any representation, warranty or other information relating to the Company set forth in this Agreement which takes place prior to the Closing Date.

9.	SPECIAL COVENANTS

The Company acknowledges and agrees that the following special covenants form an integral part of this Subscription Agreement and were significant factors in determining the Subscriber’s decision to invest.

9.1 Participation Right.  The Company covenants and agrees with the Subscriber that effective as of the Closing Date, if the Company proposes to issue (a “Future Offering”) any Shares or securities convertible into Shares (the “Offered Securities”), the Company will provide the Subscriber with at least 14 days prior notice of such issuance (the “Offering Notice”) including the number of securities to be issued, the rights, privileges, restrictions, terms and conditions of the securities and the price per security to be issued.  The Subscriber, together with its affiliates, shall have the right (the “Participation Right’), upon receipt of an Offering Notice, to subscribe for and to be issued as part of a Future Offering at the subscription price per Offered Security pursuant to the Future Offering and otherwise on substantially the terms and conditions of the Future Offering up to such number of Offered Securities that will (assuming conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offered Securities issued in connection with the Future Offering) allow the Subscriber, together with its affiliates, to maintain an aggregate percentage ownership interest in the outstanding Shares that is equal to its aggregate percentage ownership interest that they would have in the aggregate immediately prior to the completion of the Offering.  If the Subscriber or any affiliates wishes to exercise the Participation Right, the Subscriber shall give written notice to the Company (the "Exercise Notice") of the exercise of such right and of the number of Offered Securities the Subscriber and its affiliates wishes to purchase within seven days after the date of receipt of an Offering Notice (the "Notice Period"), failing which the Subscriber and its affiliates will not be entitled to exercise the Participation Right in respect of such Future Offering. If the Company receives an Exercise Notice from the Subscriber within the Notice Period, then the Company shall issue to the Subscriber and its affiliates (if applicable), against payment of the subscription price payable in respect thereof, that number of Offered Securities set forth in the Exercise Notice, on the date of the closing of the Future Offering.  Notwithstanding anything to the contrary contained herein, the Participation Right provided for hereunder will not apply to any issuances of securities of the Company to directors, officers, employees of or consultants to the Company and its affiliates pursuant to compensation arrangements, including pursuant to any stock option plans or similar arrangements, provided that the aggregate of all securities issued under such compensation arrangements will not exceed 10% of the issued and outstanding Shares of the Company.

9.2 Board Nominee Right.  The Company covenants and agrees with the Subscriber that the Subscriber shall have the right to appoint two individuals to the board of directors of the Company (each a “Board Nominee”) until such time as the Company increases the size of the board to seven persons, and at such time the Subscriber shall have the right to nominate three persons (“Board Nominee Right”).  The Board Nominee Right shall be irrevocable by the Company until such time as the Subscriber ceases to hold voting shares in the equity of the Company.  In the event that any person designated by the Subscriber becomes unable or unwilling to act as a director of the Company pursuant to the Board Nominee Right, the Subscriber shall have the right, exercisable thereafter to designate another individual for election to the board of directors of the Company.

9.3 Use of Proceeds.  The Company’s use of the Aggregate Subscription Price shall be restricted to such purposes as may be consented to in writing by no less than one Board Nominee.  The Company covenants and agrees that it shall not disburse any of the Aggregate Subscription Proceeds without the prior written consent of at least one Board Nominee.

9.4 Corporate Signing Officers.  The Company covenants and agrees that contracts, documents and instruments may be signed on behalf of the Company, either manually or by facsimile or by electronic means by any one Board Nominee along with either Richard Groome and Dan Meikleham, unless and until such time as the Subscriber otherwise consents, in writing.

9.5 Take-over bids – right to match.  If at any time following the date of this Agreement the Company, any subsidiary or their respective directors, officers, employees, agents and other representatives (including any financial, legal or other advisors) (collectively “Representatives”) receives any bona fide written Acquisition Proposal (as such term is defined below) then the Company and its Representatives shall furnish the Subscriber with all information with respect to the Acquisition Proposal and provide the Subscriber with the right of first refusal to match such Acquisition Proposal.

For the purposes of this Agreement, an Acquisition Proposal means any offer, proposal or inquiry, whether written or oral, from any person or group of persons acting jointly or in concert relating to, in each case whether in a single transaction or a series of related transactions:

(i)
any takeover bid, tender offer or exchange offer that, if consummated, would result in a person or group of persons beneficially owning 20% or more of any class of voting or equity securities of the Company and/or one or more Subsidiaries of the Company whose assets, revenues or earnings constitute, individually or in the aggregate, 20% or more of the consolidated assets, revenues or earnings of the Company;

(ii)
any amalgamation, plan of arrangement, share exchange, business combination, merger, consolidation, recapitalization, reorganization or other similar transaction involving the Company and/or one or more Subsidiaries of the Company whose assets, revenues or earnings constitute, individually or in the aggregate, 20% or more of the consolidated assets, revenues or earnings of the Company, or any liquidation, dissolution or winding-up of the Company and/or one or more Subsidiaries of the Company whose assets, revenues or earnings constitute, individually or in the aggregate, 20% or more of the consolidated assets, revenues or earnings of the Company;

(iii)
any direct or indirect acquisition or sale of assets (or any lease, long-term supply arrangement, or other arrangement having the same economic effect as a sale of assets) of the Company and/or one or more Subsidiaries of the Company which represents, individually or in the aggregate, 20% or more of the consolidated assets or contributed 20% or more of the consolidated revenues or earnings of the Company;

(iv)
any direct or indirect sale, issuance or acquisition of Company Common Shares or any other voting or equity interests (or securities convertible into or exercisable for such Company Common Shares or other voting or equity interests) of the Company representing 20% or more of the issued and outstanding voting or equity interests (or rights or interests therein or thereto) of the Company or any Subsidiary of the Company; or

(v)	any proposal or offer to do, proposed amendment of, or public announcement of an intention to do, any of the foregoing.

9.6 Future Equity Offerings.  The Company agrees to offer to Dundee Securities Ltd., the opportunity to act as co-lead manager and co-bookrunner for any prospectus offerings of shares of the Company or securities exchangeable or convertible into shares of the Company, when the underlying shares are listed or contemplated to be listed on a Canadian Exchange, for a period of thirty six months subsequent to the Closing Date.  It is understood that the terms and conditions and related fees payable in connection with those services will be negotiated in good faith and be consistent with then prevailing market practice.

10.	RESALE RESTRICTIONS

10.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Subscriber or proposed transferee.  The Subscriber acknowledges that none of the Securities have been registered under the 1933 Act or the securities laws of any state of the United States.  None of the Securities may be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

11.	LEGENDING AND REGISTRATION OF SUBJECT SECURITIES

11.1 The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Shares will bear a legend as required by applicable law.

11.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

12.	COLLECTION OF PERSONAL INFORMATION

12.1 The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber's personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering.  The Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) tax authorities, and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice.  Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

12.2 Furthermore, the Subscriber is hereby notified that:

(a)
the Company may deliver to the Ontario Securities Commission certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Company and the date of distribution of the Shares;

(b)	such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation;

(c)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and

(d)
the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number: Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 3S8
Telephone: (416) 593-8086

13.	COSTS

13.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

14.	GOVERNING LAW

14.1 This Subscription Agreement is governed by the laws of Ontario Canada.  The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably submits to the exclusive jurisdiction of the Courts of the City of Toronto, Ontario, Canada.

15.	SURVIVAL

15.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

16.	ASSIGNMENT

16.1 This Subscription Agreement is not transferable or assignable.

17.	SEVERABILITY

17.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

18.	ENTIRE AGREEMENT

18.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

19.	NOTICES

19.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on page 2 and notices to the Company shall be directed to it at the first page of this Subscription Agreement.

20.	COUNTERPARTS AND ELECTRONIC MEANS

20.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

21 FRENCH LANGUAGE

The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu'elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

EXHIBIT “A”

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a) a Canadian financial institution, or a Schedule III bank; or
_______	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
_______

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______
(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or
_______	(f) the Government of Canada or a jurisdiction of Canada, or any crown company, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or
_______

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

_______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or
_______

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______

(j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______

(k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_______	(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or
_______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______
(n) an investment fund that distributes or has distributed its securities only to

    (i) a person that is or was an accredited investor at the time of the distribution,

    (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

    (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

_______

(p) a trust company or trust company registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust company, as the case may be;

_______
(q) a person acting on behalf of a fully managed account managed by that person, if that person

    (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

    (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

_______

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
_______

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106);

_______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or
_______
(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

    (i) an accredited investor, or

    (ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 comes into force.

For the purposes hereof:

“affiliate” means an issuer connected with another issuer if

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person.

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)
a bank, loan company, trust company, trust company, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(b)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes, for an individual consultant, a company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)
in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

          (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

         (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the trade is actively involved in the business of the issuer;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes and EVCC and a VCC;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

“non-redeemable investment fund” means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

          (i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

          (ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

“person” includes

(a)	an individual,

(b)	a Corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director or Director or l’Autorité des marchés financiers as defined under securities legislation of the local jurisdiction;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in US Dollars.